Exhibit 10.34

AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

(United States Creditor)

Made as of the 15th day of August, 2020.

BETWEEN:

PETROTEQ ENERGY INC.

(the “Company”)

- and -

VALKOR LLC

(the “Creditor”)

WHEREAS this Agreement amends and restates the Debt Conversion Agreement dated July 20, 2020 between Company and the Creditor.

AND WHEREAS the Company is indebted to the Creditor in the amount of US$2,500,000 for services rendered pursuant to an invoice dated July 13, 2020 (the “Debt”), attached hereto as Schedule “A”;

AND WHEREAS the Creditor has agreed to accept 56,666,666 common shares of the Company (the “Debt Shares”) at a deemed price per share of $0.04 for 45,000,0000 of the Debt Shares and US$0.06 for 11,666,666 of the Debt Shares, in full and final satisfaction and repayment of the Debt (the “Debt”).

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT for and in consideration of the mutual premises and agreements hereinafter contained, the sum of $1.00 now paid by each party to the other and other good and valuable consideration (the receipt and sufficiency of which is hereby irrevocably acknowledged), the parties hereto hereby agree as follows:

1.	Subject to the terms and conditions hereafter contained, the Creditor agrees to accept, in full and final satisfaction of the Debt, the Debt Shares. The Creditor further agrees that, upon the issuance and delivery of the Debt Shares to the Creditor, or as the Creditor may direct, the Creditor shall fully release the Company in respect of the Debt and acknowledges the full repayment thereof by the Company.

2.	The issuance of the Debt Shares shall be conditional on (i) the issuance of the Debt Shares being exempt from the prospectus and registration requirements under applicable securities laws, the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and applicable state securities laws, (ii) approval of this Agreement by the directors of the Company, (iii) the Company receiving final approval from the TSX Venture Exchange (the “TSXV”) or any other applicable stock exchange for the issuance and listing of the Debt Shares, and (iv) the closing of this Agreement (the “Closing”) taking place no later than thirty (30) business days subsequent to the date hereof, or such later time the parties hereto agree.

3.	The Company hereby represents and warrants to and covenants with the Creditor as follows, and acknowledges that the Creditor is relying thereon, both at the date hereof and at the Closing:

(a)	The execution and delivery of this Agreement is within the corporate power and authority of the Company and has been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of the Company enforceable against it and its successors in accordance with its terms, subject to the usual qualification as to enforceability being limited by bankruptcy and other laws effecting the enforcement of creditors’ rights generally, equitable remedies being discretionary remedies and rights to indemnification and contribution being limited by applicable laws.

(b)	None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, with the giving of notice, or the lapse of time or both (i) to the best of the knowledge of the Company, violate any provision of any law or administrative regulation or any administrative orders, award, judgment or decree applicable to the Company, (ii) conflict with any of the terms, conditions or provisions of the memorandum of association or articles of the Company or any resolution of its directors or shareholders, or (iii) conflict with, result in a breach or constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which the Company is a party or by which it is bound or to which the property of it is subject.

(c)	The Debt Shares will, upon issuance and delivery, be validly issued and outstanding as fully paid and non-assessable common shares.

(d)	It is a company duly amalgamated and organized under the laws of the Province of Ontario and is presently in good standing thereunder with full corporate power to own its properties and carry on its business as now being conducted.

(e)	The Company has exercised reasonable care, in accordance with U.S. Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the U.S. Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the U.S. Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the U.S. Securities Act. “Covered Persons” means those persons specified in Rule 506(d)(1) under the U.S. Securities Act, including the Company; any predecessor or affiliate of the Company; any director or executive officer of the Company; any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the U.S. Securities Act) connected with the Company in any capacity at the time of the sale of the Debt Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation in connection with the sale of the Debt Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

4.	The Creditor hereby represents and warrants to and covenants with the Debtor and the Company as follows, and acknowledges that the Debtor and the Company are relying thereon, both at the date hereof and at the Closing:

(a)	The Creditor is domiciled in Thompson, Pennsylvania. Such address was not created and is not used solely for the purpose of acquiring the Debt Shares and the Creditor was solicited to purchase the Debt Shares in such jurisdiction.

(b)	The Creditor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act, and has properly completed, executed and delivered to the Company Schedule “B”, attached hereto, and the information contained therein is true and correct.

(c)	The information, representations, warranties and covenants contained herein and in Schedule “B”, will be true and correct both as of the date of execution of this Agreement and as of the time of Closing.

(d)	The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the issuance of the Debt Shares and the completion of the transactions described herein by the Creditor will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision, if applicable, of the constating documents, by laws or resolutions of the Creditor, of applicable securities laws or any other laws applicable to the Creditor, any agreement to which the Creditor is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Creditor.

(e)	The Creditor is acquiring the Debt Shares as principal for the Creditor’s own account and not for the benefit of any other person (within the meaning of applicable securities laws) and not with a view to the resale or distribution of all or any of the Debt Shares.

(f)	This Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Creditor. This Agreement is enforceable in accordance with its terms against the Creditor.

(g)	If the Creditor is (i) a corporation, it is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Agreement, to acquire the Debt Shares as contemplated herein and to carry out and perform its obligations under the terms of this Agreement, (ii) a partnership, syndicate or other form of unincorporated organization, it has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, or (iii) an individual, it is of the full age of majority and is legally competent to execute this Agreement and to observe and perform his or her covenants and obligations hereunder.

(h)	If required by applicable securities laws or the Company, the Creditor will execute, deliver and file or assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Debt Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(i)	The Creditor has been advised to consult their own legal advisors with respect to trading in the Debt Shares and with respect to the resale restrictions imposed by applicable securities laws of the jurisdiction in which the Creditor resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by applicable securities laws or other resale restrictions applicable to such securities which restrict the ability of the Creditor to resell such securities, that the Creditor is solely responsible to find out what these restrictions are and the Creditor is solely responsible (and the Company is in no way responsible) for compliance with applicable resale restrictions and the Creditor is aware that it may not be able to resell such securities except in accordance with limited exemptions under applicable securities laws.

(j)	The Creditor has not received or been provided with a prospectus or offering memorandum, within the meaning of applicable securities laws, or any sales or advertising literature in connection with the issuance of the Debt Shares to the Creditor and the Creditor’s decision to acquire the Debt Shares was not based upon, and the Creditor has not relied upon, any verbal or written representations as to facts made by or on behalf of the Company.

(k)	The Creditor is not acquiring the Debt Shares with knowledge of material information concerning the Company which has not been generally disclosed.

(l)	No person has made any written or oral representations (i) that any person will resell or repurchase the Debt Shares, or (ii) as to the future price or value of the Debt Shares.

(m)	Neither (i) the Creditor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the U.S. Securities Act) held by the Creditor is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the U.S. Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

(n)	It has not purchased the Debt Shares as a result of any form of general solicitation or general advertising (as such terms are understood pursuant to the provisions of Rule 502 of Regulation D), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(o)	The Debt Shares will be issued to the Creditor as “restricted securities” (as defined in Rule 144(a)(3) under the U.S. Securities Act) and may not be offered, sold, pledged or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and the Creditor agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the securities absent such registration, it will not offer, sell, pledge or otherwise transfer, directly or indirectly, such securities, directly or indirectly, except (i) to the Company, (ii) outside the United States in an “offshore transaction” meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations, (iii) in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws, or (iv) in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and regulations governing the offer and sale of securities, and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws.

5.	The Creditor acknowledges and agrees as follows:

(a)	The Debt Shares have not been recommended by the United States Securities and Exchange Commission or by any state securities commission or regulatory authority.

(b)	The Debt Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any State.

(c)	The offer and sale of the Debt Shares contemplated hereby is being made in reliance on an exemption from such registration requirements contained in the provisions of Rule 506(b) of Regulation D or in the provisions of Section 4(a)(2) of the U.S. Securities Act.

(d)	There may be material tax consequences to the Creditor of an acquisition, disposition or exercise of any of the Debt Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Creditor under United States, State, local or foreign tax law of the undersigned’s acquisition or disposition of such securities. In particular, no determination has been made whether the Company will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

(e)	The financial statements of the Company prior to and during the nine months ended May 31, 2019 have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and therefore (i) may be materially different from financial statements prepared under U.S. generally accepted accounting principles and (ii) may not be comparable to financial statements of United States companies.

(f)	The Creditor consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

(g)	The Company is incorporated outside the United States, consequently, it may be difficult to provide service of process on the Company and it may be difficult to enforce any judgment against the Company.

(h)	The Creditor is not purchasing the Debt Shares with a view to any resale, distribution or other disposition of such securities in violation of United States federal or state securities laws. The Debt Shares shall be subject to additional statutory resale restrictions under applicable securities laws, and the Creditor covenants that it will not resell the Debt Shares except in compliance with such laws. The Creditor acknowledges that it is solely responsible for compliance with any applicable securities laws governing the resale of the Debt Shares.

(i)	The certificates representing the Debt Shares will bear legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE DATE OF CLOSING>.”

and subject to the policies of the TSXV may bear a legend substantially in the following form and with the necessary information inserted:

“WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL <INSERT THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE DATE OF CLOSING>.”

(j)	In addition to the legends contemplated in subsection 5(j) hereof, the Debt Shares shall be issued as “restricted securities” as defined in Rule 144(a)(3) under the U.S. Securities Act, and the certificate representing the Debt Shares as well as all certificates issued in exchange therefor or in substitution thereof, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear the following legend:

“THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND HAVE BEEN OR WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT.”

provided, that if any Debt Shares are being sold otherwise than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

(k)	The Company previously has been an issuer (a “shell company”) with no or nominal operations and no or nominal assets other than cash and cash equivalents, with the result that Rule 144, as interpreted by Staff at the United States Securities and Exchange Commission (the “SEC”), will not be available to facilitate resale of any Debt Shares unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, including, without limitation:

(i)	the requirement that the Company have filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer shell company,

(ii)	one year has elapsed from the date that the Company filed "Form 10 information" with the SEC, and

(iii)	the Company shall have filed all reports and material required to be filed under section 13 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the preceding 12 months, other than Form 8-K reports.

(l)	Although the Company has registered its common shares as a class under section 12(g) of the Exchange Act by filing a registration statement with the SEC on Form 10 under the Exchange Act on May 22, 2019 (SEC File No. 000-55991) (which registration statement, as amended, constitutes "Form 10 information" as such term is used in Rule 144(i)(2) under the U.S. Securities Act, and was declared effective by order of the SEC on July 12, 2019),

(i)	the Company is not obligated to make or otherwise keep Rule 144 under the U.S. Securities Act available for resales of any Debt Shares; and

(ii)	accordingly, the Company will authorize removal of the U.S. restrictive legend endorsed on the certificate or other instrument representing the Debt Shares pursuant to Rule 144(b)(1) under the U.S. Securities Act only in connection with their resale by the Creditor.

(m)	The Company has determined that it ceased to qualify as a Foreign Private Issuer as of February 28, 2019 (being the last business day of the second fiscal quarter of the fiscal year ended August 31, 2019), and ceased to be eligible to rely on the rules and forms available to Foreign Private Issuers on August 31, 2019.

(n)	Rule 905 of Regulation S provides in substance that any “restricted securities” that are equity securities of a Domestic Issuer (as such term is defined in Rule 902(e) of Regulation S), including an issuer that no longer qualifies as a Foreign Private Issuer, will continue to be deemed to be restricted securities notwithstanding that they were acquired in a resale transaction pursuant to Rule 901 or 904 of Regulation S, and, as interpreted by Staff at the U.S. Securities and Exchange Commission, Rule 905 applies to equity securities that, at the time of issuance were those of a Domestic Issuer.

(o)	By operation of Rule 905 of Regulation S, any Debt Shares that are resold outside the United States in compliance with the requirements of Rule 901 or Rule 904 of Regulation S will continue to be “restricted securities” and will continue to be subject to the requirement that they be represented by a physical certificate imprinted with a U.S. restrictive legend. The presence of the U.S. restrictive legend on the certificate(s) representing the Debt Shares may impair the ability of the holder of such securities to make “good delivery” of the Debt Shares on the TSXV or any other Canadian stock exchange.

(p)	The Creditor shall execute, deliver, file and otherwise assist the Company with filing all documentation required by the applicable securities laws to permit the issuance of the Debt Shares.

(q)	The Company is relying on the representations, warranties and covenants contained herein and in Schedule “B”, attached hereto, to determine the Creditor’s eligibility to acquire the Debt Shares under applicable securities laws and the Creditor agrees to indemnify the Company and its directors and officers, employees and agents against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Creditor undertakes to immediately notify the Company of any change in any statement or other information relating to the Creditor set forth herein and in Schedule “B”, attached hereto, which takes place prior to the time of Closing.

(r)	The Creditor hereby waives (i) all prior and all existing breaches, defaults and events of defaults under or with respect to the Debt, and (ii) all penalty or default interest, late charges, fees, expenses and other similar amounts due under or with respect to the Debt. This waiver extends only to past and current matters and shall not extend to any future matter, whether or not similar in nature to any past matter.

(s)	The Creditor is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Agreement.

(t)	The Creditor is knowledgeable of securities legislation in the Creditor’s jurisdiction of residence that may have application over the Creditor or transactions contemplated herein which would apply to this Agreement and is satisfied that the Company and the Creditor will not breach such laws by completing the transactions contemplated hereby.

(u)	The issuance of the Debt Shares by the Company to the Creditor requires the final approval of the TSXV.

7.	All of the covenants, representations, and warranties contained herein and in Schedule “B”, attached hereto, shall survive the issuance of the Debt Shares hereunder.

8.	The Creditor hereby consents to (a) the disclosure of Personal Information by the Company to the Exchange (as defined in Appendix 6A of the TSXV) pursuant to TSXV Form 4E Shares for Debt Filing Form (“Form 4E”), and (b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A of the TSXV or as otherwise identified by the Exchange, from time to time. “Personal Information” means any information about an identifiable individual, and includes the information contained in the tables, as applicable, found in Form 4E.

9.	Time shall in all respects be of the essence of this Agreement.

10.	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

11.	Unless otherwise specified, all references to $ refer to lawful currency of the United States.

12.	The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as may be necessary or convenient to carry out and give effect to the intent of this Agreement or as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

13.	This Agreement sets forth the entire agreement among the parties hereto pertaining to the specific subject matter hereof and replaces and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, and there are no warranties, representations or other agreements, whether oral or written, express or implied, statutory or otherwise, between the parties hereto in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

14.	In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and any such invalid, illegal or unenforceable provision shall be deemed to be severable, and the remainder of the provisions of this Agreement shall nevertheless remain in full force and effect.

15.	This Agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument. A signed facsimile, portable document format (PDF) or telecopied copy of this Agreement shall be effective and valid proof of execution and delivery.

16.	This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and legal representatives. This Agreement may not be assigned without the prior written consent of the parties, which consent may not be unreasonably withheld.

[Signature page follows]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

PETROTEQ ENERGY INC.

By:	/s/ Aleksandr Blyumkin
Name:	Aleksandr Blyumkin
Title:	Director

VALKOR LLC

By:	/s/ Steven Byle
Name:	Steven Byle
Title:	CEO

SCHEDULE “A”

CREDITOR’S INVOICE

See attached.

Valkor LLC 21732 Provincial Blvd Ste 160 Katy, TX 77450 (832) 226 5022

INVOICE

BILL TO	INVOICE # CM202015
Petroteq Inc.	DATE 07/13/2020
15165 Ventura Blvd	DUE DATE 09/11/2020
Suite 200	TERMS Net 60
Sherman, CA.
91403

DESCRIPTION	QTY	UNIT PRICE	PRICE US $
Milestone 2: Completion of Pilot Plant Redesign and Pre-FEED study on 3000 bpd plant (8.33%)	1	2,500,000.00	2,500,000.00
W.O. No. - VESL-001803M-002
Supply and Installation of 300 bopd Facility per CEPJ-001818P in Vernal, Utah
This Work Order is governed by Master Services Agreement, VESL-001803M dated 01 November 2018, and incorporates by reference the attached proposal: CEPJ-001818P, 3000 BBL PER DAY OIL SANDS EXTRACTION UNIT

Please make Payment to:	BALANCE DUE	$2,500,000.00

Chase Bank

Name: Valkor LLC

Account: 215 365 661

Routing: 111000614

SCHEDULE “B”

U.S. ACCREDITED INVESTOR CERTIFICATE

Any person who is a U.S. Person (as such term is defined in Rule 902(k) of Regulation S) (the “Subscriber”) covenants, represents and warrants to Petroteq Energy Inc. (the “Corporation”) that it is an “accredited investor” as defined in Regulation D by virtue of satisfying one or more of the categories indicated below (please hand-write your initial on the appropriate lines and write “SUB” for the criteria the Subscriber meets and “BEN” for the criteria any persons for whose account or benefit the Subscriber is purchasing the Debt Shares meets):

_________	Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_________	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_________	Category 3.	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; or

_________	Category 4.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

_________	Category 5.	An investment company registered under the Investment Company Act of 1940; or

_________	Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

_________	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_________	Category 8.	A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of U.S. $5,000,000; or

_________	Category 9.	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_________	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

_________	Category 11.	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a limited liability company, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Debt Shares, with total assets in excess of U.S. $5,000,000; or

_________	Category 12.	A director, executive officer or general partner of the Corporation; or

_________	Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds U.S. $1,000,000 (for the purposes of calculating net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

_________	Category 14.	A natural person who had an individual income in excess of U.S. $200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_________	Category 15.	A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under Regulation D; or

_________	Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

If you checked Category 16, please indicate the name and category of accredited investor (by reference to the applicable number in this Schedule “B”) of each of:

Name of Equity Owner	Category of Accredited Investor
Steven Byle	13 & 14
Coby Crawford	13 & 14
Aldo Benavides	13 & 14

Dated 8/15/2020_________

X
Signature of individual (if Subscriber is an individual)

X	/s/ Steven Byle
Authorized signatory (if Subscriber is not an individual)

Valkor LLC
Name of Subscriber (please print)

Steven Byle
Name of authorized signatory (please print)

CEO
Official capacity of authorized signatory (please print)